UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 15, 2012

DNA PRECIOUS METALS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-178624	37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

 9125 Pascal Gagnon, Suite 204
Saint Leonard, Quebec, Canada
H1P 1Z4

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(514) 852-2111

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

All communication copies to:

Tony J. Giuliano, CFO
DNA Precious Metals, Inc.
9125 Pascal Gagnon, Suite 204
Saint Leonard, Quebec, Canada
H1P 1Z4
Office: (514) 852-2111
Cell: (514) 241-9161
Fax (514) 852-2221
Email: tony.giuliano@dnapreciousmetals.com

DNA Precious Metals, Inc., a Nevada corporation, is referred to herein as “we”, “our” or “us”.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement;
Item 5.02 Departure of Directors and Principal Officer; Appointment of Principal Officers and Election of Directors;

Departure of Directors and Principal Officers

On March 15, 2013, resignations were accepted from the below-named officers and directors, as follows:
a)	James Chandik – President/Chief Executive Officer
b)	Jeffrey Bercovitch - Chief Financial Officer/Director
c)	Claude Girard – Director

Appointment of Principal Officers and Election of Directors:

On March 15, 2013, our Board of Directors accepted the resignations of the officers and director in a) – c) above, and nominated and accepted the nomination of the following new Directors and Officers:

a)	Ronald K. Mann – President/Chief Executive Officer/Director
b)	James Chandik – Executive Vice-President/Chief Operating Officer/Director
c)	Yves Gagnon – Vice President of Operations/Director
d)	Tony J. Giuliano – Chief Financial Officer/Director

Biographical Information

Ronald Mann, our President/Chief Executive Officer/Director is a seasoned mining executive with a background in corporate finance.  Mr. Mann served as President/Chief Executive Officer/Director of Yukon Gold Corp. from December 2007 to December 2008, which is listed on the Toronto Stock Exchange. Mr. Mann has worked in the mining industry for over 25 years staking claims, managing exploration programs and negotiating mining development agreements in northern Ontario, the Yukon and French West Africa.  Mr. Mann has led financings of over $40 million for a mining merchant bank, served as an Officer and Director of the Investment Dealer subsidiary of a Canadian Chartered Bank, and has served as an Officer and Director of public companies for over 20 years.  He has been a member of the Law Society of Upper Canada since 1977.   In 1973, Mr. Mann received his Juris Doctor Degree from the University of Toronto, and in 1970 he received a Bachelor of Science, degree from Dalhousie University.

James Chandik is our Executive Vice-President/Chief Operating Officer/Director.  Mr. Chandik received an Economic Degree from McGill University in 1977.  Since our inception until March 14, 2013, Mr. Chandik was our President/Chief Executive Officer.   Mr. Chandik has served as a General Manager for Disaster Kleenup Canada from February 2009 to April 2010 and prior to that position, he was the General Manager of Datacom Wireless Corporation from September 2004 to October 2008. Mr. Chandik also served as a Manager from 1997 to 2001, with Navigata Communications, Metaphor Communications, Axxent Communication.

Yves Gagnon, our Vice-President of Operations and our Director, is a geological engineer with a master degree in geochemistry from the Polytechnic School of the Montréal University (1983). He has been actively working for the last 35 years within the mining industry, recently acting as professional consultant developing junior companies in the process of becoming public through the startup of small mining/milling operations (Sept. 2009 to Feb. 2013). Prior to that, he was President/Chief Executive Officer of  C2C Inc., a public mining company involved in the startup of a gold mine in Ecuador (Jul. 2007 to Aug. 2009). Mr. Gagnon has expertise in exploration, in mining management and in environmental mine closure planning. He acted as president/director/manager or consultant for other public and private companies: Yorbeau Resources (1984-89), Géospex Sciences Inc. (1989-96), Espalau Corp. (1996-99), Abcourt Mines (2000-07) and Métanor Resources (2001-07). He managed multi-disciplinary teams of up to 400 peoples and multi-million dollar projects, both nationally and internationally.  He was instrumental in the discovery of the Bell Allard South copper-zinc deposit (for Noranda), in the return to life of the Bachelor Mining Complex (with Espalau and then with Métanor), and in the closure and reclaim of the Goldfields Mining Complex (for Barrick).

Mr. Tony J. Giuliano, our Chief Financial Officer/ Director, is an experienced financial executive having worked for several public companies listed in the United States and Canada. Recently, from October 2010-June 2012, Mr. Giuliano was the Chief Financial Officer for Sand Technology Inc., a U.S. public company involved in the development of specialized software. From October 2008-March 2010, Mr. Giuliano was Director of Finance for Unisource Canada Inc., the largest distributor of commercial printer paper in Canada, and from July 2006-April 2008, Mr. Giuliano was Chief Financial Officer of Avensys Corporation, a U.S. public company involved in the manufacture high-tech components for the telecommunications industry. Mr. Giuliano has been involved in all aspects of accounting, finance, taxation, mergers and acquisitions, international operations and ensuring SEC and Canadian regulatory compliance. Mr. Giuliano spent the first nine years of his career with Deloitte & Touche Canada, a major international accounting firm, in Montreal where he gained expertise with Canadian public companies operating in both the manufacturing and financial services sectors. Mr. Giuliano is a Certified Professional Accountant/Chartered Accountant and a member of the Quebec Order of Chartered Accountants since December 1982. He received a Diploma in Public Accountancy from McGill University in 1982 and a Bachelor of Commerce from Concordia University in 1979.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2013

DNA PRECIOUS METALS, INC.

/s/ Ronald K. Mann
By: Ronald K. Mann, President & Chief
Executive Officer